UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 20, 2004

                            BrandPartners Group, Inc.
               (Exact Name of Registrant as Specified in Charter)

           Delaware                      0-16530                 13-3236325
(State or Other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


       10 Main Street, Rochester, NH                               03839
       (Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code:  (800) 732-3999

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Item 5.  Other Events and Required FD Disclosure.

The Registrant (the "Company") on January 22, 2004 announced that it had raised $3,049,965 in a private placement pursuant to Regulation D of the Securities Act of 1933, as amended (the "Placement"). Subsequently, on February 2, 2004 the Company completed the Placement whereby a total of $3,220,000 was subscribed to through the issuance of 12,401,001 restricted shares of common stock. Accredited investors purchased 5,000,000 shares of common stock at $0.20 per share and 7,401,001 shares of common stock at $0.30 per share.

Simultaneous with the Placement, the Company also announced that it has restructured certain debt and liabilities as follows:

     o The Company on January 20, 2004 entered into a surrender agreement of its lease with the agent for its landlord for its leasehold at 777 Third Avenue, New York, New York (the "Surrender Agreement"). Under the Surrender Agreement, the Company surrendered its leasehold, which extinguished an obligation under the terms of the lease of approximately $5 million. Pursuant to the terms of the Surrender Agreement, the Company paid to the landlord $500,000 upon execution of the Surrender Agreement and has agreed to issue to the landlord 500,000 shares of restricted common stock with cost-free piggyback registration rights. The Company further agreed to make payments of $100,000 in favor of the landlord on or before March 1, 2004, September 1, 2004, and March 1, 2005. However, in the event the Company's common stock maintains a closing price of $3.00 or more for any five consecutive trading days prior to March 1, 2005 the Company will not be obligated to make the final payment under the Surrender Agreement. In the event of a default in the payment obligations under the Surrender Agreement, the Landlord has the right to enter judgment against the Company in the sum of $2,300,000 less all cash payments tendered per the Surrender Agreement coupled with the fair market value of the common stock as issued to the landlord as of the date of default.


     o The Company on January 20, 2004 entered into an amended settlement agreement with former shareholders of its wholly owned subsidiary Willey Brothers, Inc. (the "Willey Shareholders"), whereby pursuant to the terms of the agreement, $7,500,000 in term notes in favor of the former Willey Shareholders were exchanged, cancelled and forgiven concurrently with the execution of the agreement and the issuance of new subordinated promissory notes totaling $2,000,000 in the aggregate (the "Subordinated Notes"), bearing an annual rate of interest of 5.75% (the "Settlement Agreement"). Upon execution of the Settlement Agreement the Company paid $1,000,000 in the aggregate on the Subordinated Notes. The Settlement Agreement also provides for payments of $500,000 in the aggregate on or before April 15, 2004 and July 15, 2004 to the holders of the Subordinated Notes. The parties to the Settlement Agreement also exchanged general releases in favor of each other. The releases will be held in escrow pending satisfaction of the newly issued Subordinated Notes, however, at any time during the term of the Settlement Agreement, if both holders of the Subordinated Notes concurrently agree to release and discharge the previously issued 24 month notes ($2,000,000 in the aggregate) also held in escrow in accordance with the Settlement Agreement, the releases in favor of the respective Willey Shareholders/Subordinated Note holders will be issued to them from escrow. The release in favor of the Company will only be released from escrow upon satisfaction of the remaining obligations under the Subordinated Notes.

Additionally, the Company has also amended and restructured certain agreements as follows:

     o The Company as January 7, 2004 entered into an amendment to the subordinated note and warrant purchase agreement between the Company, Willey Brothers, Inc. and Corporate Mezzanine II LP Note whereby Corporate Mezzanine agreed in consideration of the issuance of an additional warrant to purchase 250,000 shares of the Company's common stock at an initial exercise price of $0.26 per share, subject to adjustment, to waive certain prior terms and to a


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

          reduction in interest rate payment obligation of Willey Brothers for the next two (2) years, with the differential in interest rates continuing to accrue.

     o The Company as of November 29, 2003 completed an extension and restructuring of the senior credit facility of its wholly-owned subsidiary, Willey Brothers, Inc., with Fleet Capital Corporation. The restructured facility provides for a $4,000,000 revolving credit facility and a $2,000,000 term loan. Willey Brothers' original Fleet credit facility provided for a term loan of $8,000,000 and a revolving credit facility of $6,000,000. Under the restructured facility, Willey Brothers paid the remaining balance of $541,000 due under its original term loan on January 1, 2004. As of January 2, 2004, the original $6,000,000 revolving credit facility was separated into a term loan of $2,000,000 and a revolving credit facility of $4,000,000. The credit facility requires Willey Brothers to continue to make prepayments of principal toward the balance due under the term loan, and imposes certain other loan covenants on Willey Brothers and the Company. The facility expires on December 31, 2004.

Item 7.  Financial Statements and Exhibits.

          (c)  The following  exhibits are included  herewith  unless  otherwise


               10.1     Surrender Agreement dated January 20, 2004.

               10.2 Settlement Agreement dated January 20, 2004, by and among the Company, Willey Brothers, James M. Willey, individually and as trustee of the James M. Willey Trust
                        - 1995, Thomas P. Willey, individually and as trustee of the Thomas P. Willey Revocable Trust of 1998 and McLane, Graf, Raulerson & Middleton, Professional Association as Escrow Agent, settling obligations under prior agreements, dated as of May 15, 2003, amended June 16, 2003, further amended September 30,2003, by and among the parties.

               10.3 Amendment No. 3 and Waiver to Subordinated Note and Warrant Purchase Agreement dates as of January 7, 2004 between Corporate Mezzanine II, L.P., Willey Brothers and the Company.

               10.4 Amendment No. 1 to the Subordinated Note dated as of January 7, 2004 by Willey Brothers Inc. as maker and Corporate Mezzanine II, L.P. as holder.

               10.5 Ninth Amendment, dated as of November 29, 2003, between Fleet Capital Corporation, Willey Brothers and the Company.

               99.1     Company's Press Release dated January 22, 2004.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 4, 2004                  BRANDPARTNERS GROUP, INC.


                                             By: /s/ James F. Brooks
                                                 -------------------------------
                                                 Name:  James F. Brooks
                                                 Title:  Chief Executive Officer


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